Exhibit 12

STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(Dollar amounts in thousands)

	For the Three Months Ended June 30,
	2011	2010
Earnings available to cover fixed charges:
Income from continuing operations	$12,776	$6,791
Interest expense	18,739	20,727

Earnings available to cover net fixed charges	$31,515	$27,518

Fixed charges:
Interest expense	$18,739	$20,727
Interest capitalized	3,554	3,231

Fixed charges	$22,293	$23,958
Preferred stock dividends	2,653	2,953
Redemption related preferred stock issuance cost	$3,616	$—

Fixed charges and preferred stock dividends	$28,562	$26,911

Earnings available to cover fixed charges	$31,515	$27,518
Divided by fixed charges	$22,293	$23,958

Ratio of earnings to fixed charges	1.4x	1.2x

Earnings available to cover fixed charges	$31,515	$27,518
Divided by fixed charges and preferred stock dividends	$28,562	$26,911

Ratio of earnings to combined fixed charges and preferred stock dividends	1.1x	1.0x

STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(Dollar amounts in thousands)

	For the Six Months Ended June 30,
	2011	2010
Earnings available to cover fixed charges:
Income from continuing operations	$25,709	$14,037
Interest expense	38,487	41,826

Earnings available to cover net fixed charges	$64,196	$55,863

Fixed charges:
Interest expense	$38,487	$41,826
Interest capitalized	6,286	6,364

Fixed charges	$44,773	$48,190
Preferred stock dividends	5,606	5,906
Redemption related preferred stock issuance cost	$3,616	$—

Fixed charges and preferred stock dividends	$53,995	$54,096

Earnings available to cover fixed charges	$64,196	$55,863
Divided by fixed charges	$44,773	$48,190

Ratio of earnings to fixed charges	1.4x	1.2x

Earnings available to cover fixed charges	$64,196	$55,863
Divided by fixed charges and preferred stock dividends	$53,995	$54,096

Ratio of earnings to combined fixed charges and preferred stock dividends	1.2x	1.0x